UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 17, 2017

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On July 17, 2017, Carver Bancorp, Inc. (the "Company") received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") stating that Nasdaq has determined that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company's failure to timely file its Annual Report on Form 10-K for the year ended March 31, 2017 with the Securities and Exchange Commission.

    Nasdaq has informed the Company that, in order to continue to be listed on Nasdaq, the Company must submit a plan of compliance (the "Plan") by September 15, 2017 addressing how it intends to regain compliance with Nasdaq's listing rules by December 26, 2017. The Company is working diligently to submit the Plan promptly, as well as to file the Annual Report on Form 10-K, and regain compliance with Nasdaq's continued listing standards.

On July 21, 2017, the Company issued a press release discussing the receipt of the letter from Nasdaq. The press release is filed as Exhibit 99.1 to this Current Report on
Form 8-K.

Item 9.01            Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 99.1	Carver Bancorp, Inc. Press Release dated July 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: July 21, 2017	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer